UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 31, 2026

STRATCAP DIGITAL INFRASTRUCTURE REIT, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	333-284566	86-3123526
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

30 Rockefeller Plaza, Suite 2050

New York, NY 10112

(Address of principal executive offices)

(475) 282-0861

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

EXPLANATORY NOTE

This Amendment No. 1 on Form 8-K/A (this “Amendment”) amends and restates in its entirety the Current Report on Form 8-K filed by StratCap Digital Infrastructure REIT, Inc. (the “Company”) with the Securities and Exchange Commission (the “Commission”) on August 4, 2026 (the “Original Report”).

This Amendment No. 1 is being filed with the Commission to report the matters previously disclosed in the Original Report; however, the disclosure in Item 8.01 in the Original Report regarding Erik Rostvold replacing Bryan B. Marsh III as the Head of Data Centers Investments of the Sponsor and the Advisor (each as defined herein) is removed in this Amendment No. 1. As of the date of this Amendment No. 1, the Company has not identified a replacement for Mr. Marsh. Mr. Rostvold continues to serve in his positions as Chief Risk Officer of the Sponsor and the Advisor, as previously reported. Except as set forth in this Amendment No. 1, no other changes are made to the Original Report, and this Amendment does not otherwise modify or update any disclosure contained in the Original Report.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of James A. Condon as Chairman of the Board of Directors, Director and President

On July 31, 2026, James A. Condon, Chairman of the Board of Directors (the “Board”) of StratCap Digital Infrastructure REIT, Inc. (the “Company”), a member of the Board and President of the Company, resigned as the Chairman of the Board, a member of the Board and President of the Company, effective immediately. Mr. Condon’s resignation is not due to any disagreement with the Company or the Board on any matter relating to their operations, policies or practices.

Appointment of Adam Baxter as Chairman of the Board and President

On August 3, 2026, the Board appointed Adam Baxter, who currently serves as Secretary and a member of the Board, to serve as Chairman of the Board and President of the Company, effective immediately.

Mr. Baxter, age 50, has served as a member of the Board since September 2024 and as Secretary of the Company and as Secretary of StratCap Digital Infrastructure Advisors II, LLC (the “Advisor”) and StratCap Investment Management, LLC (the “Sponsor”) since July 2025. He has been a Managing Director with HMC Capital, the parent company of the Sponsor, since September 2024, where he oversees growth initiatives and corporate development for HMC Capital in North America. Mr. Baxter has over 22 years of experience across roles within the law, investment banking and asset management. Prior to his role at HMC Capital, Mr. Baxter was a Managing Director of Argo Infrastructure Partners from March 2023 to September 2024 and a Managing Director at Macquarie Group in New York from May 2005 to February 2023.

There are no family relationships between Mr. Baxter and any director or executive officer of the Company that would be required to be disclosed pursuant to Item 401(d) of Regulation S-K, and there are no arrangements or understandings between Mr. Baxter and any other person pursuant to which he was selected as an officer or director of the Company. Additionally, there are no related-party transactions between the Company and Mr. Baxter that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 8.01 Other Events.

Resignations from and Appointments of Positions with the Advisor and Sponsor of the Company

In connection with the leadership changes described in Item 5.02 of this Current Report on Form 8-K, on July 31, 2026, Mr. Condon also resigned, effective immediately, as President of the Sponsor and Advisor.

Effective as of the same date, Adam Baxter was appointed as President of both the Advisor and the Sponsor.

On July 31, 2026, Bryan B. Marsh III informed the Advisor that he was resigning as Head of Data Center Investments of both the Sponsor and Advisor, effective immediately. Mr. Marsh’s resignation from his position with the Sponsor and Advisor is not due to any disagreement with the Company, the Advisor or the Sponsor on any matter relating to their operations, policies or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATCAP DIGITAL INFRASTRUCTURE REIT, INC.

Date: August 5, 2026	By:	/s/ Michael Weidner
Name: Michael Weidner
Title: Chief Financial Officer and Treasurer
(Principal Financial Officer and Principal Accounting Officer)